U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: August 14, 2003


                        STRATEGIC CAPITAL RESOURCES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                                     -------
                 (State or other jurisdiction of incorporation)


            0-28168                                 11-3289981
            -------                                 ----------
     (Commission File No.)               (IRS Employer Identification No.)


                                7900 Glades Road
                                    Suite 610
                               Boca Raton, Florida
                               -------------------
                    (Address of principal executive offices)

                                      33434
                                      -----
                                   (Zip code)

       Registrant's telephone number, including area code: (561) 558-0165

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Item 5. Other Events and Regulation FD Disclosure

     Effective August 14, 2003, Strategic Capital Resources, Inc. ("we," "us," "our" or the "Company"), successfully consummated a reincorporation, changing the jurisdiction of its incorporation from Delaware to Florida. This reincorporation was authorized by the affirmative vote of our Board of Directors and the holders of a majority of our issued and outstanding common stock on June 30, 2003. To effect our reincorporation in Florida, we merged with and into a wholly-owned subsidiary incorporated in Florida pursuant to a Plan and Agreement of Merger by and between us and Strategic Capital Resources, Inc., the aforesaid Florida corporation. We had previously filed an Information Statement with the Securities and Exchange Commission advising of this action, which Information Statement was disseminated to our shareholders on or about July 17, 2003.

     The principal reasons for our reincorporation are (i) we are headquartered in Florida and have no operations in Delaware; and (ii) our Board of Directors believe that a change in our state of incorporation from Delaware to Florida provides significant cost savings to us. Corporations organized under the Delaware General Corporation Law are required to pay a franchise tax to the state of Delaware. The annual franchise tax payable by us to Delaware for 2003, absent this change of domicile, would have been approximately $150,000. By contrast, corporations organized under the Florida Business Corporation Act do not pay annual franchise taxes to the State of Florida, but instead pay a nominal fee of approximately $150 in connection with the filing of annual reports.

     As a result of the reincorporation, we will now conduct our business as a Florida corporation under the same name as we have previously, Strategic Capital Resources, Inc. We have assumed all of the assets and liabilities of the Delaware corporation, including contractual obligations and obligations under our outstanding indebtedness. Our existing Board of Directors and officers have become the Board of Directors and officers of the Florida corporation for identical terms of office.

     Further, each outstanding share of the former Delaware corporation's common stock has automatically been converted into one fully paid and nonassessable share of outstanding common stock of the new Florida corporation. Outstanding options and warrants to purchase or otherwise acquire shares of common stock have been converted into options to purchase or otherwise acquire the same number of shares of common stock of the new Florida corporation at the same exercise price per share and upon the same terms and conditions as previously set forth in each such option or warrant. We do not intend to issue new stock certificates to our stockholders of record as a result of the merger and each certificate representing issued and outstanding shares of our common stock immediately prior to the effective date of the merger will evidence ownership of the shares of common stock of the new Florida corporation, effective this date. Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of the new Florida corporation. Outstanding stock certificates should not be destroyed or sent to us.

     Other than revisions to statutory references necessary to conform with Florida law, our new Articles of Incorporation and bylaws are substantially similar to our previous Certificate of Incorporation, as amended and bylaws.

Item 7(c).  Exhibits.

     3.3            Articles of Incorporation of new Florida corporation

     3.4            Bylaws of new Florida corporation

     3.5            Articles of Merger

     3.6            Plan and Agreement of Merger

     3.7            Certificate of Merger

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report, as amended, to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STRATEGIC CAPITAL RESOURCES, INC.



                                        By: /s/ David Miller
                                           -------------------------------------
                                           David Miller, Chief Executive Officer

Dated: August 22, 2003

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